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                                                                    EXHIBIT 99.1


           EPOCH BIOSCIENCES ANNOUNCES THIRD QUARTER FINANCIAL RESULTS

        BOTHELL, WA, NOVEMBER 4, 2003 -- Epoch Biosciences, Inc. (Nasdaq: EBIO), a provider of proprietary products that accelerate genomic analysis, today reported revenues for the third quarter of $2.0 million compared to $2.7 million in the like period in 2002, which included $686,000 of revenue from the San Diego-based oligonucleotide business that was sold in May 2003. Excluding those revenues, total revenues increased 2% from the third quarter of 2002. The net loss during the current quarter was $332,000, or $0.01 per share, compared with a net loss of $861,000, or $0.03 per share, in the third quarter of 2002.

William G. Gerber, M.D., chief executive officer, said, "We continued to make progress on our financial goals during the quarter, while achieving important strategic milestones that open new markets to us. During the quarter, we recognized increased revenues from direct sales of Assay Validated Probes, MGB Eclipse(TM) assays that we design, manufacture and validate for customers to targets that they specify, with performance guaranteed by Epoch. We announced a supply agreement with our first key corporate account, Millennium Pharmaceuticals, and other prospective accounts are in the late stages of evaluating the product."

"We believe that the Assay Validated Probe business and QIAGEN's launch of the QuantiTect(TM) Custom Gene Expression Assays incorporating our MGB Eclipse technology this quarter are part of a trend in the research reagents business towards meeting the needs of the performance-driven customer."

"This also was the quarter where our robust technology took us into markets beyond the research sector," Gerber said. "Through licensing agreements, Epoch expanded its reach into the environmental testing and food safety markets. We made initial shipments to Applied Biosystems of our Eclipse Dark Quencher product for use in microbial detection in the environmental testing field. We signed a license and supply agreement with BioControl for incorporation of our MGB Eclipse Probe System technology in their food testing products. We also made progress in developing reagents as part of our initial entry into the diagnostics business."

"The new markets and resulting new revenue streams realized this quarter complement our established businesses and move us closer to profitability."

THIRD QUARTER FINANCIAL PERFORMANCE:

Total revenues for the quarter ended September 30, 2003 decreased 24% compared to the third quarter of 2002 to $2,010,000. Excluding revenues from the San Diego-based oligonucleotide business the Company sold in May 2003 from the prior year's quarter, total revenues increased 2% from the third quarter of 2002. Product sales decreased from $2.0 million to $690,000 due to a $686,000 decline in oligonucleotide revenues from the San Diego operations, a decrease in initial MGB Eclipse catalog orders from Amersham Biosciences recognized in 2002, and the


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reclassification of product revenues as royalties, offset by higher sales of MGB
Eclipse Probe Systems to end users. License fees and royalties increased to $1.2 million from $277,000 a year ago due to payment of higher minimum royalties from Applied Biosystems and Third Wave Technologies. Contract research revenues decreased to $101,000 from $407,000 last year due to termination of contracts in place a year ago.

Total operating expenses for the third quarter were $2.3 million. Cost of product sales decreased to $463,000 from $1.1 million in the third quarter of 2002 due to decreased product sales and elimination of San Diego's manufacturing costs. Research and development expenses decreased to $952,000 from $1,051,000 in the comparable quarter of 2002 due primarily to lower personnel costs and higher allocations to cost of goods sold. Selling, general, and administrative expenses decreased to $932,000 from $1.4 million in last year's third quarter due to reduced sales and product marketing expenses and the absence of costs from the San Diego operation.

For the nine months ended September 30, 2003, Epoch reported revenues of $6.9 million compared to $7.4 million in the first three quarters of 2002. Excluding revenues from the divested oligonucleotide business in both nine-month periods, total revenues increased 13% from $5.7 million in 2002 to $6.4 million in 2003. The net loss for the first nine months of 2003 was $4.3 million, or $0.16 per share, compared to $3.3 million, or $0.13 per share, for the same period in 2002. Excluding the loss on the sale of San Diego operations of $2.8 million recognized in the second quarter of 2003, the net loss was $1.5 million, or $0.05 per share, for the nine months ended September 30, 2003.

As previously announced, Epoch sold the assets and customer base of its non-core oligonucleotide operations located in San Diego, California to Eurogentec in a transaction that closed in May 2003 in order to focus on its proprietary products and preparations to enter the diagnostics business.

At September 30, 2003, the Company had unrestricted cash and cash equivalents of $4.6 million. Based on results of operations and cash flows during the current quarter, we anticipate that existing cash balances, projected cash from operations and unused borrowing capacity under existing bank loans will be sufficient to meet our anticipated working capital and capital expenditure needs into at least 2005.

THIRD QUARTER AND EARLY FOURTH QUARTER HIGHLIGHTS:

o Epoch established a significant supply agreement with Millennium Pharmaceuticals, Inc. to provide multiplexed MGB Eclipse assays to gene targets specified by Millennium. This was the first key account announcement under Epoch's Assay Validated Probe program, an initiative that offers custom assays for customer-defined targets with guaranteed assay performance following functional testing at Epoch. During the third quarter, Epoch also delivered trial orders to several other prospective key accounts in the pharmaceutical and biotechnology industries. Assay Validated Probes are sold directly to large customers by Epoch professionals.

o The Company's partner, QIAGEN N.V. (Nasdaq:QGENF) launched the QuantiTect Custom Gene Expression Assays, probe and primer sets for quantitative real-time PCR based on MGB Eclipse technology. The assays enable customers to design and order assays to measure the


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   expression of any gene from any organism in minutes using software developed by Epoch. QIAGEN launched the catalog version of the product in the previous quarter.

o Epoch granted a global, non-exclusive license to BioControl Systems, Inc., a food testing company, to incorporate MGB Eclipse Probe System technology into BioControl's detection products for specified food contamination testing systems in return for technology fees and royalties. The agreement represented Epoch's first participation in the food testing business.

o Epoch granted a global, non-exclusive license to Applied Biosystems Group (NYSE:ABI) for Eclipse Dark Quencher technology. Epoch will supply the quencher for incorporation into Taqman(R) probes for use in 5' nuclease assays. The agreement covers use of quencher technology for detection of microorganisms in the environment, and expands Epoch's reach into the environmental testing market.

o Epoch terminated a 2002 distribution and licensing agreement with Amersham Biosciences, the life sciences unit of Amersham plc (NYSE:AHM), for the co-exclusive marketing of MGB Eclipse Probe Systems. Epoch is in discussions with other prospective distributors.

o Company researchers completed the development and listing with the FDA of the sixteenth of a targeted twenty Analyte Specific Reagents (ASRs). ASRs are test components used by clinical laboratories in diagnosing infectious diseases, cancer, genetic diseases, and various other conditions.

o The Company, one of two finalists for Block 1 of the Joint Biological Agent Identification and Diagnostic Systems (JBAIDS) Program of the department of Defense, was notified it had not been awarded the contract.

o The Company renewed a financing arrangement with Silicon Valley Bank. The equipment lending facility provides up to $1.0 million in financing through June 2004.

CONFERENCE CALL INFORMATION

Epoch management will hold a CONFERENCE CALL AT 11:00 A.M. EST (8:00 A.M. PST) TODAY, TUESDAY, NOVEMBER 4, 2003, to discuss second quarter financial results. To access by telephone, domestic callers dial 800-475-2151 and international callers dial 973-582-2710. An audio replay will be available for seven days; domestic callers dial 877-519-4471 and international callers dial 973-341-3080 (Pass code #4279229).

A live webcast of the call may be accessed through the Investor Relations section of the company's website at www.epochbio.com/company/IR_Audio%20Presentations.htm or directly at www.viavid.net/detailpage.aspx?sid=000017DB. A replay will be available for 45 days.

ABOUT EPOCH BIOSCIENCES

Epoch Biosciences, Inc. develops and sells proprietary products with commercial applications in the genomics and molecular diagnostics fields. Epoch's technology has numerous applications including the detection of inherited diseases and single nucleotide polymorphisms (SNPs) to identify individuals at risk for disease or adverse drug reactions. The Company's chemical


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reagents enhance the performance of genetic analysis procedures, and are compatible with the majority of DNA analysis systems currently employed or under development for research and diagnostic uses. The Company licenses its chemistries to leading genomics companies for incorporation in their systems and distribution to end-users. Information about Epoch is available at www.epochbio.com.

EPOCH BIOSCIENCES CAUTIONARY STATEMENT

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties, including but not limited to the possibility that Epoch's products and technology may not be commercially accepted, may be uneconomical to market; that third parties hold proprietary rights that preclude Epoch or its licensees from marketing them; or, that third parties market a superior product. These factors and others may cause actual results to differ materially from the anticipated results. Additional information about potential risk factors that could affect Epoch Biosciences' business and financial results is included in Epoch's annual report on Form 10-K for the year ended December 31, 2002 and in other reports filed from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as to the date of this release and Epoch undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Eclipse and MGB are trademarks of Epoch Biosciences, Inc. QuantiTect is a trademark of QIAGEN N.V. Applied Biosystems is a registered trademark of Applera Corporation or its subsidiaries in the US and/or certain other countries. TaqMan is a registered trademark of Roche Molecular Systems, Inc., licensed to Applera Corporation.

                                - chart follows -


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                             EPOCH BIOSCIENCES, INC.
                            STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (unaudited)

                                               THREE MONTHS ENDED      NINE MONTHS ENDED
                                                  SEPTEMBER 30,          SEPTEMBER 30,
                                              --------------------    --------------------
                                                2003        2002        2003        2002
                                              --------    --------    --------    --------
Revenues:
  Product sales ...........................   $    690    $  1,975    $  2,127    $  5,199
  License fees and royalties ..............      1,219         277       3,909         710
  Contract research .......................        101         407         842       1,520
                                              --------    --------    --------    --------
    Total revenues ........................      2,010       2,659       6,878       7,429

Operating expenses:
  Cost of product sales ...................        463       1,053       1,845       3,347
  Research and development ................        952       1,051       3,295       3,237
  Selling, general and administrative .....        932       1,435       3,215       4,206
  Loss on sale of San Diego operations ....         --          --       2,805          --
                                              --------    --------    --------    --------
    Total operating expenses ..............      2,347       3,539      11,160      10,790

                                              --------    --------    --------    --------
    Operating loss ........................       (337)       (880)     (4,282)     (3,361)

Other income:
  Interest income, net ....................          5          19          16          81
                                              --------    --------    --------    --------

    Net loss ..............................   $   (332)   $   (861)   $ (4,266)   $ (3,280)
                                              ========    ========    ========    ========

    Net loss per share - basic and diluted    $  (0.01)   $  (0.03)   $  (0.16)   $  (0.13)
                                              ========    ========    ========    ========

Weighted average number of common shares
  outstanding - basic and diluted .........     26,089      25,661      25,924      25,657


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                             EPOCH BIOSCIENCES, INC.
                            BALANCE SHEET HIGHLIGHTS
                                 (IN THOUSANDS)
                                   (unaudited)

                                                      SEPTEMBER 30,     DECEMBER 31,
                                                           2003             2002
                                                      -------------     ------------
Cash and cash equivalents .........................      $ 4,586          $ 3,508
Accounts receivable, net ..........................        1,322            2,031
Inventory .........................................           87              461
Other current assets ..............................          277              349
                                                         -------          -------
    Total current assets ..........................        6,272            6,349

Property and equipment, net .......................        2,695            3,948
Intangible assets, net ............................        1,316            4,120
Other non-current assets ..........................          654              639
                                                         -------          -------
    Total assets ..................................      $10,937          $15,056
                                                         =======          =======
Accounts payable and accrued liabilities ..........      $ 1,615          $ 2,034
Deferred revenue - current portion ................          545              877
Long-term obligations - current portion ...........          557              282
                                                         -------          -------
    Total current liabilities .....................        2,717            3,193

Deferred revenue ..................................        2,516            2,325
Long-term obligations .............................          737              757
Stockholders' equity ..............................        4,967            8,781
                                                         -------          -------
    Total liabilities and stockholders' equity ....      $10,937          $15,056
                                                         =======          =======


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                             EPOCH BIOSCIENCES, INC.
                      RECONCILIATIONS OF NON-GAAP MEASURES
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (unaudited)

Certain information provided in this press release with respect to Total Revenues excludes revenues from the Company's San Diego operations, and with respect to Operating Expenses, Net Loss, and Net Loss per Share excludes the loss on sale of the San Diego operations of $2.8 million recognized in May 2003. Reconciliations of amounts reported in accordance with generally accepted accounting principles (GAAP) in the United States to these non-GAAP measures follow. The Company's management believes this information provides a meaningful comparison of revenues, expenses, and operating results.

                                                   THREE MONTHS ENDED     NINE MONTHS ENDED
                                                      SEPTEMBER 30,         SEPTEMBER 30,
                                                   ------------------    --------------------
                                                    2003       2002        2003        2002
                                                   -------    -------    --------    --------
1. TOTAL REVENUES
   Total revenues as reported - GAAP ...........   $ 2,010    $ 2,659    $  6,878    $  7,429
   Exclude revenues from San Diego operations ..        --       (686)       (451)     (1,727)
                                                   -------    -------    --------    --------

     Total revenues - non-GAAP .................   $ 2,010    $ 1,973    $  6,427    $  5,702
                                                   =======    =======    ========    ========

2. OPERATING EXPENSES
   Operating expenses as reported - GAAP .......   $ 2,347    $ 3,539    $ 11,160    $ 10,790
   Exclude loss on sale of San Diego operations         --         --      (2,805)         --
                                                   -------    -------    --------    --------

     Operating expenses - non-GAAP .............   $ 2,347    $ 3,539    $  8,355    $ 10,790
                                                   =======    =======    ========    ========

3. NET LOSS
   Net loss as reported - GAAP .................   $  (332)   $  (861)   $ (4,266)   $ (3,280)
   Exclude loss on sale of San Diego operations         --         --       2,805          --
                                                   -------    -------    --------    --------

     Net loss - non-GAAP .......................   $  (332)   $  (861)   $ (1,461)   $ (3,280)
                                                   =======    =======    ========    ========

4. NET LOSS PER SHARE
   Net loss per share as reported - GAAP .......   $ (0.01)   $ (0.03)   $  (0.16)   $  (0.13)
   Exclude loss on sale of San Diego operations         --         --        0.11          --
                                                   -------    -------    --------    --------

     Net loss per share - non-GAAP .............   $ (0.01)   $ (0.03)   $  (0.05)   $  (0.13)
                                                   =======    =======    ========    ========


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